ARTICLES OF MERGER
OF
MINN SHARES INC.
(a Minnesota corporation)
AND
MINN SHARES INC.
(a Delaware corporation)

Pursuant to the provisions of the Minnesota Business Corporation Act governing the merger of a domestic corporation for profit into a foreign corporation for profit, the corporations hereinafter named do hereby adopt the following Articles of Merger.

1.           The names of the constituent corporations are Minn Shares Inc., a Minnesota corporation (“Minn Shares Minnesota”) and Minn Shares Inc., a Delaware corporation (the “Surviving Corporation”).

2.           Attached hereto as Exhibit A is the Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Minn Shares Minnesota shall merge with and into the Surviving Corporation.

3.            The Plan of Merger has been approved by each of the constituent corporations pursuant to Chapter 302A of the Minnesota Statutes.

4.             The Surviving Corporation does hereby (1) agree that it may be served with process in the State of Minnesota in a proceeding for the enforcement of an obligation of the constituent corporations and in a proceeding for the enforcement of the rights of a dissenting shareholder of the constituent corporations against the Surviving Corporation; (2) irrevocably appoint the Secretary of State of the State of Minnesota as its agent to accept service of process in any proceeding; and (3) agree that it will promptly pay to the dissenting shareholders of the constituent corporations the amount, if any, to which they are entitled under the provisions of Section 302A.473 of the Minnesota Business Corporation Act with respect to the rights of dissenting shareholders.

5.           The address to which process may be forwarded is 1624 Harmon Place, Suite 210, Minneapolis, MN 55403.

I certify that I am authorized to execute the document and I further certify that I understand that by signing this document, I am subject to the penalties of perjury as set forth in section 609.48, Minnesota Statutes as if I had signed this document under oath.

Executed on December 1, 2010

MINN SHARES INC.
(a Minnesota corporation)

By:	/s/ Richard Gilbert
Richard Gilbert
Its President

I certify that I am authorized to execute the document and I further certify that I understand that by signing this document, I am subject to the penalties of perjury as set forth in Section 609.48, Minnesota Statutes as if I had signed this document under oath.

Executed on December 1, 2010

MINN SHARES INC.
(a Delaware corporation)

By:	/s/ Richard Gilbert
Richard Gilbert
Its President

Exhibit A

Agreement and Plan of Merger

See Exhibit 2.1 to this Form 10